Exhibit 10.5
Execution Copy
SECURITIES GRANT AGREEMENT
THIS SECURITIES GRANT AGREEMENT (this “Agreement”) is made as of November 14, 2011 (the “Grant Date”), by and among Crumbs Bake Shop, Inc. (formerly known as 57th Street General Acquisition Corp.), a Delaware corporation (the “Company”), Crumbs Holdings, LLC, a Delaware limited liability company (“Crumbs”, and together with the Company, the “Companies”) and Julian R. Geiger (the “Executive”). The Company, Crumbs and the Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms shall have the meaning ascribed to them in Section 7.
WHEREAS, the Company, Crumbs and the Executive desire to enter into an agreement pursuant to which the Executive will acquire, and the Company and Crumbs, as applicable, will issue, (A) 799,000 New Crumbs Class B Exchangeable Units of Crumbs (the “Class B Exchangeable Units”) with such terms and conditions as set forth in the Third Amended and Restated Limited Liability Company Agreement of Crumbs, dated as of May 5, 2011, by and among the members of Crumbs (the “LLC Agreement”), and 79,900 shares of Series A Voting Preferred Stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”) (such Class B Exchangeable Units and shares of Series A Preferred Stock, the “Granted Securities”) and (B) up to 901,000 Class B Exchangeable Units and up to 90,100 shares of Series A Preferred Stock, subject to the achievement of certain performance targets as more fully described herein (the “Contingent Securities”, and together with the Granted Securities, the “Executive Securities”); and
WHEREAS, in connection with the issuance of Executive Securities hereunder, Bauer Holdings, Inc. and EHL Holdings LLC (the “Forfeiting Holders”) are entering into an Acknowledgement of Forfeiture of Securities, dated as of the date hereof, pursuant to which the Forfeiting Holders are forfeiting a number of Class B Exchangeable Units and shares of Series A Preferred Stock that were issued to the Forfeiting Holders (and, with respect to Contingent Consideration, that the Forfeiting Holders have the right to receive in the event that certain performance targets are achieved) pursuant to that certain Business Combination Agreement equal to the number of Executive Securities to be issued hereunder, which forfeited securities shall be cancelled by the Company and Crumbs, as the case may be;
NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1. Issuance of Granted Securities.
(a) Reasonably promptly following the execution of this Agreement, (i) Crumbs will issue to the Executive 799,000 Class B Exchangeable Units of Crumbs and (ii) the Company will issue to the Executive 79,900 shares of Series A Preferred Stock. Contemporaneously herewith, the Executive shall deliver to Crumbs an executed accession agreement to the LLC Agreement indicating the Executive’s ownership of such Class B Exchangeable Units (the “LLC Agreement Joinder”).

(b) Within thirty (30) days after the Grant Date, the Executive may elect to make an effective election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder, in the form of Exhibit A hereto. Executive hereby agrees to provide a copy of such form of election to each of the Company and Crumbs.
2. Issuance of Contingent Securities.
(a) Issuance of Contingent Securities to Executive. In addition to the Granted Securities to be issued pursuant to Section 1(a) above, and solely in the event that any portion of the Contingency Consideration (as defined in the Business Combination Agreement) becomes issuable pursuant to the Business Combination Agreement, the Executive shall be entitled to the Contingent Securities as follows (subject to adjustment pursuant to Section 2(b)):
(i) 300,333.3 Class B Exchangeable Units and 30,033.3 shares of Series A Preferred Stock in the event that the First Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or
(ii) 300,333.3 Class B Exchangeable Units and 30,033.3 shares of Series A Preferred Stock in the event that the Second Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or
(iii) 300,333.3 Class B Exchangeable Units and 30,033.3 shares of Series A Preferred Stock in the event that the Third Stock Target (as defined in the Business Combination Agreement) has been achieved; and/or
(iv) to the extent that not all of the foregoing Stock Targets have been achieved, 450,500 Class B Exchangeable Units and 45,050 shares of Series A Voting Preferred Stock in the event that the 2013 EBITDA Target (as defined in the Business Combination Agreement) has been achieved; and/or
(v) to the extent that not all of the foregoing Stock Targets have been achieved, 450,500 Class B Exchangeable Units and 45,050 shares of Series A Voting Preferred Stock in the event that the 2014 EBITDA Target (as defined in the Business Combination Agreement) has been achieved; and/or
(vi) any remaining Contingency Securities not otherwise achieved hereunder up to the Maximum Contingency Securities (as hereinafter defined) in the event that the 2015 EBITDA Target (as defined in the Business Combination Agreement) has been achieved.
For the avoidance of doubt, the Parties hereby agree, except as required to satisfy any adjustments pursuant to Section 2(f) upon an Organic Dilution Event (as defined in the Business Combination Agreement), the Contingent Securities earned under Section 2(a)(i)-(v) shall not exceed 901,000 Class B Exchangeable Units and 90,100 shares of Series A Preferred Stock in the aggregate (the “Maximum Contingency Securities”). For the avoidance of doubt, the Parties hereby further agree that any issuance of Contingent Securities pursuant to this Agreement shall be in accordance with and subject to each of (i) the obligations of the Companies to issue the Contingency Consideration (as defined in the Business Combination Agreement), including without limitation, pursuant to Sections 1.4(b), 1.5, and 1.9 of the Business Combination Agreement, and (ii) the rights of the Members (as defined in the Business Combination Agreement, including without limitation, pursuant to Sections 1.4(b), 1.4(c), 1.4(d), 1.5, 1.9 and 1.10 of the Business Combination Agreement, including the Members’ right to receive such Contingency Consideration, but in no event shall anything contained in this Agreement or any of the Transaction Documents create for the benefit of Executive any right, entitlement or privilege to receive Contingent Securities that is superior to a Member’s right (except as waived) to receive Contingency Consideration pursuant to the terms and condition set forth in the Business Combination Agreement; provided, that in no event shall any Member’s waiver of, or failure to exercise, his, her or its rights under the Business Combination or consent to an amendment, supplement or modification of the Business Combination Agreement after the date hereof in any way affect the Executive’s right to receive the Contingent Securities pursuant to this Agreement, unless the Executive provides his prior written consent to such waiver, amendment, supplement or modification, as applicable.

3. Representations and Warranties of the Executive. In connection with the issuance of the Executive Securities hereunder, the Executive represents and warrants to the Company and Crumbs that:
(a) Authorization of Transaction Documents. This Agreement and the other Transaction Documents to which the Executive is a party have been duly executed and delivered by the Executive and (assuming the due authorization, execution and delivery by the Company, Crumbs and the other parties thereto, as the case may be), this Agreement and the other Transaction Documents to which the Executive is a party constitute the legal, valid and binding obligations of the Executive, enforceable against the Executive in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
(b) Conflicts; Consents of Third Parties.
(i) None of the execution and delivery by the Executive of this Agreement or the other Transaction Documents to which the Executive is a party, the consummation of the transactions contemplated hereby or thereby, or compliance by the Executive with any of the provisions hereof or thereof, will conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination or cancellation under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under or result in the imposition of any lien under, any provision of (i) any contract or permit to which the Executive is a party or by which any of the properties or assets of the Executive are bound; (ii) any Order applicable to the Executive or by which any of the properties or assets of the Executive are bound; or (iii) any applicable Law.
(ii) No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of the Executive in connection with the execution and delivery of this Agreement or the other Transaction Documents to which the Executive is a party or the compliance by the Executive with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

(c) Securities Law Matters.
(i) The Executive Securities to be received by the Executive will be acquired by the Executive for investment only for the Executive’s own account, not as a nominee or agent, and not with a view to the transfer, sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities Laws.
(ii) The Executive understands that the offer and sale of the Executive Securities has not been registered under the Securities Act or any applicable U.S. state or foreign securities Laws, and that the Executive Securities are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Executive’s representations as expressed herein.
(iii) The Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Executive’s receipt of the Executive Securities. The Executive is a sophisticated investor, has relied upon independent investigations made by Executive and Executive’s representatives, and is making an independent decision to receive the Executive Securities.
(iv) The Executive has had, prior to his acquisition of the Executive Securities, the opportunity to ask questions of, and receive answers from, the Company and Crumbs concerning the terms and conditions of the transactions contemplated hereby and the Executive’s acquisition of the Executive Securities and to obtain additional information necessary to verify the accuracy of any information furnished to the Executive.
(v) The Executive is an “accredited investor” as such term is defined in Rule 501 of the Securities Act.
4. Representations and Warranties of the Company and Crumbs. In connection with the issuance of the Executive Securities hereunder, each of the Company and Crumbs, severally and not jointly, represents and warrants to the Executive that:
(a) Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business. Crumbs is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and carry on its business.

(b) Authorization of Transaction Documents. Each of the Company and Crumbs has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or limited liability company action, as applicable, on behalf of the Company and/or Crumbs, as the case may be. This Agreement and the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party have been duly executed and delivered by each of the Company and Crumbs, as applicable, and (assuming the due authorization, execution and delivery by the Executive and the other parties thereto, as the case may be), this Agreement and the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party constitutes the legal, valid and binding obligations of the Company and/or Crumbs, as applicable, enforceable against such Person in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Law or in equity).
(c) Conflicts; Consents of Third Parties.
(i) None of the execution and delivery by the Company and/or Crumbs of this Agreement or the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company and/or Crumbs, as applicable, with any of the provisions hereof or thereof will conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination or cancellation under, require a consent or waiver under, require the payment of a penalty or increased liabilities or fees or the loss of a benefit under or result in the imposition of any lien under, any provision of (i) the organizational documents of the Companies; (ii) any contract or permit to which the Companies or any of their respective Affiliates is a party or by which any of the properties or assets of the Companies or any of their respective Affiliates are bound; (iii) any Order applicable to the Companies or any of their respective Affiliates or by which any of the properties or assets of the Companies or any of their respective Affiliates are bound; or (iv) any applicable Law.
(ii) No consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any Governmental Authority is required on the part of the Companies in connection with the execution and delivery of this Agreement or the other Transaction Documents to which the Company and/or Crumbs, as applicable, is a party or the compliance by the Company and/or Crumbs, as applicable, with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.
(d) Issuance of Executive Securities.
(i) The shares of (i) Series A Preferred Stock and (ii) Class B Exchangeable Units to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non assessable, not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the DLLCA, the organizational documents of the Company or Crumbs or any contract to which the Company or Crumbs is a party or by which the Company or Crumbs is bound and not subject to preemptive rights created by statute, the organizational documents of the Company or Crumbs or any agreement to which the Company or Crumbs is a party or is bound, other than for the Business Combination Agreement (including any agreement entered into by the Company or Crumbs in connection with the consummation of the transactions contemplated by the Business Combination Agreement) or as set forth herein.

(ii) Upon delivery of the (i) Series A Preferred Stock and (ii) Class B Exchangeable Units pursuant to this Agreement, the Executive will have good title to such securities free and clear of any restrictions on transfer, Encumbrances (other than any restriction under the Securities Act, or any state “blue sky” securities Laws), warrants, purchase rights, contracts, assignments, commitments, equities, claims and demands, other than as set forth herein.
(iii) There are no registration rights (except as set forth in the Existing Registration Rights Agreement), and there is no voting trust, proxy, rights plan, anti-takeover plan or other contracts or understandings to which the Company or Crumbs is a party or by which the Company or Crumbs is bound with respect to any of its capital stock or equity interests, other than as set forth herein.
(e) Compliance with Laws. Neither the Company, Crumbs nor any of their respective subsidiaries is in conflict with, or in default or violation of, nor has it received, from March 7, 2008 through the Grant Date, any written notice of any conflict with, or default or violation of, any applicable Law by which it or any of its property or assets is bound or affected including, without limitation, consumer protection, insurance or securities Laws.
5. Vesting of Granted Securities. The Granted Securities shall be subject to the following terms and conditions:
(a) Fifty percent (50%) of the Class B Exchangeable Units that are Granted Securities (the “First Class B Tranche”) and fifty percent (50%) of the shares of Series A Preferred Stock that are Granted Securities (the “First Series A Tranche”) shall be fully vested as of the Grant Date;
(b) Fifty percent (50%) of the Class B Exchangeable Units that are Granted Securities (the “Second Class B Tranche”) and fifty percent (50%) of the shares of Series A Preferred Stock that are Granted Securities (the “Second Series A Tranche”) shall vest on the one-year anniversary of the Grant Date (the “One-Year Anniversary”) subject to the Executive remaining employed with the Companies through the One-Year Anniversary; provided, that:
(i) upon the Executive’s termination of employment by the Company or Crumbs without Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement) prior to the One-Year Anniversary, the Second Class B Tranche and the Second Series A Tranche shall immediately become fully vested; and

(ii) upon the Executive’s termination of employment with the Companies as a result of death or Disability (as defined in the Employment Agreement) prior to the One-Year Anniversary, a portion of the Second Class B Tranche and the Second Series A Tranche shall immediately become vested (determined by multiplying the amount of Second Class B Tranche or Second Series A Tranche, as applicable, by a fraction, the numerator of which is the number of days from the Grant Date through the date of the Executive’s termination and the denominator of which is 365).
(c) The Second Class B Tranche and the Second Series A Tranche shall immediately become fully vested upon a “Change of Control” (as defined in the Employment Agreement) prior to the One-Year Anniversary.
6. Lock-Up.
(a) Lock-up Period. The Executive hereby agrees that, without the prior written consent of the Company and Crumbs, he: (i) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, assign, transfer, pledge, borrow or otherwise dispose of, any Executive Securities issued pursuant to this Agreement, including, without limitation, any Class B Exchangeable Units or Series A Preferred Stock received pursuant to this Agreement or Common Stock issuable upon the exchange thereof (such shares or securities, collectively, the “Lock-up Shares”); (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Lock-up Shares, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any Lock-up Shares, whether or not such transaction is to be settled by delivery of Lock-up Shares, other securities, cash or other consideration; or (iii) will not engage in any short selling of any Lock-up Shares, in each case, for a period commencing on the Grant Date and ending on the earlier to occur of (i) the first (1st) anniversary of the Grant Date and (ii) the Executive’s termination of employment by the Company and/or Crumbs without Cause (as defined in the Employment Agreement) or by the Executive for Good Reason (as defined in the Employment Agreement) (the “Lock-up Period”). Notwithstanding anything in this Section 6(a) to the contrary, the Executive may exercise any rights under the Executive Registration Rights Agreement; provided, however, that no sale of Lock-up Shares by the Executive shall be permitted during the Lock-up Period. Nothing in this Agreement shall prevent the Executive from making any exchange permitted by the Exchange and Support Agreement.
(b) Transfer Agent Instructions. The Executive hereby authorizes the Company and/or Crumbs during the Lock-up Period to cause any transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the Executive is the record holder and, in the case of Lock-up Shares for which the Executive is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.

(c) Permitted Transfer. Notwithstanding the foregoing, the Executive may sell or otherwise transfer Lock-up Shares (i) to immediate family members (including spouses, significant others, lineal descendants, brothers and sisters), (ii) a family trust, foundation or partnership established for the exclusive benefit of the Executive, (iii) a charitable foundation controlled by the Executive or any of his immediate family members or (iv) by will or intestacy to any immediate family or to a trust, the beneficiaries of which are exclusively the Executive, a member or members of his immediate family or a charitable foundation controlled by any such persons; provided, in each such case that the transferee thereof agrees to be bound by the restrictions set forth herein.
7. Glossary.
(a) Defined Terms. For purpose of this Agreement, the following capitalized terms have the following meanings:
(i) “Business Combination Agreement” means that certain Business Combination Agreement, dated as of January 9, 2011, as amended on each of February 18, 2011, March 17, 2011 and April 7, 2011, by and among the Company, 57th Street Merger Sub LLC, a Delaware limited liability company, Crumbs, the members of Crumbs set forth on the signature pages thereto, and the representatives of Crumbs and the Members.
(ii) “Employment Agreement” means that certain Employment Agreement, dated as of the date hereof, by and among the Company, Crumbs and the Executive, as amended or supplemented from time to time.
(iii) “Exchange and Support Agreement” means that certain Exchange and Support Agreement, dated as of May 5, 2011, by and among the Company, Crumbs and the Persons set forth on the signature pages thereof and their Permitted Transferees (as defined therein).
(iv) “Exchange Agreement Joinder” means that certain Accession Agreement to the Exchange and Support Agreement, dated as of the date hereof, by and among the Company, Crumbs and the Executive.
(v) “Executive Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Executive.
(vi) “Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 5, 2011, by and among the Company, the Member Holders, the Underwriter Holders, the Sponsor and the Expense Holders (each as defined therein).

(vii) “Tax Receivable Agreement” means that certain Tax Receivables Agreement, dated as May 5, 2011, by and among the Company, Crumbs and each of the other parties thereto identified as “Members” therein.
(viii) “Tax Receivable Agreement Joinder” means that certain Joinder Agreement to the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, Crumbs and the Executive.
(ix) “Transaction Documents” means the Employment Agreement, this Agreement, the Executive Registration Rights Agreement, the Tax Receivable Agreement Joinder, the Exchange Agreement Joinder and the LLC Agreement Joinder.
(b) Other Capitalized Terms. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.
8. Miscellaneous.
(a) Fair Market Value. With respect to the Executive Securities, each of the Parties agrees that the aggregate fair market value for one Class B Exchangeable Unit and 0.1 shares of Series A Preferred Stock shall equal the closing or last reported price on NASDAQ of a share of Common Stock for the date of grant (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices).
(b) Notices. Any notices or communication given by any Party hereto to the other Party shall be given in accordance with section 8 (“Notices”) of the Employment Agreement.
(c) Entire Agreement. This Agreement and the other Transaction Documents contains the entire understanding of the Parties in respect of its subject matter and supersedes all prior oral and written agreements and understandings between the Parties with respect to such subject matter.
(d) Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the Executive and the Companies. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any preceding breach of this Agreement shall operate as a waiver of a succeeding breach of this Agreement.
(e) Binding Effect; Assignment. The rights and obligations of the Companies under this Agreement shall bind and inure to the benefit of any successor or successors of the Companies by reorganization, merger or consolidation, or any assignee of all or substantially all of the business and properties of the Companies. The rights or obligations of the Executive under this Agreement shall bind and inure to the benefit of the Executive, his heirs, personal representatives and assigns.
(f) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Governing Law; Interpretation. This Agreement shall be governed and construed in accordance with the Laws of the State of New York, without regard to conflicts of laws doctrines. Any action, suit, proceeding, claim, dispute or controversy concerning this Agreement or the subject matter thereof shall be brought in the courts of the State of New York, in New York County, or in the federal courts of the United States within the State and County of New York, to the exclusive jurisdiction of which courts the Parties hereto hereby agree. Any service of process in any such action, suit, proceeding, claim, dispute or controversy shall be by delivering the same or by mailing the same (by registered or certified mail, return receipt requested) to the relevant addresses set forth in section 9 of the Employment Agreement or to such other addresses as may have been designated in writing.
(h) Further Assurances. The Companies and the Executive each agree, at any time and from time to time, to execute, acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary, and/or proper to carry out the provisions and/or intent of this Agreement.
(i) Severability. The Companies and the Executive each acknowledge that the terms of this Agreement are fair and reasonable at the date signed by them. However, in light of the possibility of a change of conditions or of differing interpretations by a court of what is fair and reasonable, the Companies and the Executive stipulate as follows: if any one or more of the terms, provisions, covenants and restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; further, if any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable Law.
(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Securities Grant Agreement on the date first written above.

CRUMBS BAKE SHOP, INC.

By:	/s/ John D. Ireland Name: John D. Ireland
Title: CFO

CRUMBS HOLDINGS LLC

By:	/s/ John D. Ireland Name: John D. Ireland
Title: CFO

EXECUTIVE:

/s/ Julian R. Geiger

Julian R. Geiger
[SIGNATURE PAGE TO SECURITIES GRANT AGREEMENT]

Exhibit A
November ___, 2011
PROTECTIVE ELECTION TO INCLUDE SECURITIES
IN GROSS INCOME PURSUANT TO
SECTION 83(b) OF THE INTERNAL REVENUE CODE
On November [_____], 2011 (the “Grant Date”), the undersigned acquired 799,000 shares of Series A Voting Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of Crumbs Bake Shop, Inc., a Delaware corporation (the “Company”), and 79,900 New Crumbs Class B Exchangeable Units (the “Class B Exchangeable Units”, and together with the Series A Preferred Stock, the “Acquired Securities”) of Crumbs Holdings, LLC, a Delaware limited liability company (“Crumbs”), subject to certain vesting requirements and forfeiture provisions.
Pursuant to §83(b) of the Internal Revenue Code (the “Code”) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Acquired Securities, to report as taxable income for the calendar year 2011 the excess (if any) of the value of the Acquired Securities on the Grant Date, over the purchase price thereof.
The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):
1. The name, address and social security number of the undersigned:
Julian R. Geiger
2330 Stotesbury Way
Wellington, Florida 33414
SSN:  _____
2. A description of the property with respect to which the election is being made: 39,950 shares of Series A Preferred Stock and 399,500 Class B Exchangeable Units.
3. The date on which the Acquired Securities were transferred: November [_____], 2011. The taxable year for which such election is made: 2011.
4. The restrictions to which the property is subject: Service-based vesting.
5. The fair market value on the Grant Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $[_____].
6. The amount paid or to be paid for such property: $0.00.
* * * * *

A-1

A copy of this election is being furnished to the Company and Crumbs pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2011 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).
Dated: November [__], 2011

Julian R. Geiger

A-2